                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Luqman Arnold his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-1 relating to the registration of medium-term notes issued by UBS AG, to sign any and all amendments to such registration statement, to sign any abbreviated registration statement filed pursuant to Rule 462(b) the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Name                        Title                            Date

/s/ Marcel Ospel
-------------------        President and Group Chief          September 14, 2000
  Marcel Ospel                Executive Officer


/s/ Luqman Arnold
-------------------        Chief Financial Officer            September 14, 2000
  Luqman Arnold


/s/ Hugo Schaub
-------------------        Group Controller and               September 14, 2000
   Hugo Schaub               Member of Group
                             Managing Board


/s/ Alex Krauer
-------------------        Chairman of Board of               September 14, 2000
   Alex Krauer                Directors


/s/ Alberto Togni
-------------------        Vice Chairman of Board             September 14, 2000
  Alberto Togni               of Directors


/s/ Markus Kiindig
-------------------        Vice Chairman of Board of          September 14, 2000
  Markus Kiindig              Directors


/s/ Peter Bockli
-------------------        Member of Board of                 September 14, 2000
  Peter Bockli                Directors


/s/ Rolf A. Meyer
--------------------       Member of Board of                 September 14, 2000
  Rolf A. Meyer               Directors


/s/ Hans Peter Ming
-------------------        Member of Board of                 September 14, 2000
  Hans Peter Ming             Directors


       Name                     Title                       Date
       ----                     -----                       ----
/s/ Andreas Reinhart
-------------------       Member of Board of           September 14, 2000
  Andreas Reinhart            Directors

/s/ Eric Honegger
-------------------       Member of Board of           September 14, 2000
   Eric Honegger              Directors